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                                             EXHIBIT 10.44





























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         HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
             NONQUALIFIED STOCK OPTION AGREEMENT
                  FOR NON-OFFICER DIRECTORS

     THIS STOCK OPTION AGREEMENT (the "Agreement") dated as of
__________, by and between HARMAN INTERNATIONAL
INDUSTRIES, INCORPORATED, a Delaware Corporation (the
"Company"), and __________ (the "Optionee"):

                    W I T N E S S E T H:

     WHEREAS, the Optionee is a non-officer director of the Board of Directors (the "Board") of the Company; and

     WHEREAS, pursuant to the terms of the Harman International Industries, Incorporated 1992 Incentive Plan (the "Plan"), on __________, (the "Date of Grant"), Optionee was granted automatically a nonqualified option (the "Option") to purchase __________ shares (the "Option
Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at a price per share of $__________, which is the closing price of the Common Stock on the Date of Grant (the "Exercise Price");

     NOW, THEREFORE, in consideration of these premises and the covenants and agreements set forth in this Agreement, the Company and the Optionee agree as follows:

1. Grant of Option. In accordance with and pursuant to the terms and conditions of the Plan, the Company hereby grants to the Optionee the Option to purchase the Option Shares at the Exercise Price, and agrees to cause certificates for any Option Shares purchased hereunder to be delivered to the Optionee upon full payment of the Exercise Price, subject to the applicable terms and conditions of the Plan and the terms and conditions set forth herein.

2. Type of Option. This Option is intended to be a nonqualified stock option and shall not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Internal Revenue Code of 1986, as amended.


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3.     Vesting of Option.  (a)  Unless and until terminated as hereinafter provided, the Option shall become exercisable to the extent of one-fifth of the Option Shares on each of the first five anniversaries of the Date of Grant.

(b) Notwithstanding the provisions of paragraph 3(a) above, the Option shall become immediately exercisable in full (unless previously terminated as hereinafter provided) upon the occurrence of a change in control of the Company. A "change in control of the Company" means the occurrence, before the Agreement terminates, of any of the following events:

     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a
"Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Voting Stock"); provided, however, that for purposes of this Section 3(b)(i), the following acquisitions shall not constitute a Change in Control: (A) any issuance of Voting Stock of the Company directly from the Company that is approved by the Incumbent Board (as defined in Section 3(b)(ii), below), (B) any acquisition by the Company or a Subsidiary of Voting Stock of the Company, (C) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (D) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 3(b)(iii), below; or

     (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director after the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a

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vote of at least two-thirds of the Directors then comprising the Incumbent
Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (iii) consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or other transaction (each, a "Business Combination"), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, such entity resulting from such Business
Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and
(C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the

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execution of the initial agreement or of the action of the Board providing for such Business Combination; or

     (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of
Section 3(b)(iii).

4. Manner of Exercise. (a) To the extent that the Option shall have become exercisable in accordance with Section 3 hereof, the Option may be exercised by the Optionee at any time, or from time to time, in whole or in part, during the term thereof, but only in multiples of fifty (50) shares.

     (b) The Optionee shall exercise the Option by delivering a signed written notice to the Company, which notice shall specify the number of Option Shares to be purchased and be accompanied by payment in full of the Exercise Price for the number of Option Shares specified for purchase.

     (c) The Exercise Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by transfer to the Company of Common Stock that has been owned by the Optionee for more than six months prior to the date of exercise or (iii) by a combination of any of the foregoing methods of payment.

5. Termination. (a) The Option shall terminate on the earliest of the following dates:

     (i) Ninety days after the Optionee ceases to be a director of the Company for any reason other than death or permanent disability;

     (ii) One year after the death or permanent disability of the Optionee, if the Optionee dies or becomes permanently disabled while a director of the Company or within the period of 90 days referred to in paragraph 3(a) above; or

     (iii)  Ten years from the Date of Grant.

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     (b)  During the period of 90 days referred to in Section 5(a)(i) above and the period of one year referred to in Section 5(a)(ii) above, the Option may be exercised only to the extent that it shall have become exercisable pursuant to Section 3 hereof at the time that the Optionee ceases to be a director of the Company.

     (c) In the event that the Optionee commits an act that a majority of the remaining members of the Board determines to have been intentionally committed and materially inimical to the interests of the Company, the Option shall terminate as of the time of the commission of that act, notwithstanding any other provision of this Agreement.

6. Share Certificates. All certificates evidencing Option Shares purchased pursuant hereto (and any certificates for Common Stock attributable to the shares acquired by exercise of the Option which, in the opinion of counsel for the Company, are subject to similar legal requirements) shall have endorsed thereon before issuance such legends as the Company's counsel may deem necessary or advisable. The Company and any transfer agent shall not be required to transfer any such shares unless and until the Company or its transfer agent shall have received from counsel to the Optionee, in a form satisfactory to the Company, an opinion that any such transfer will not be in violation of any applicable law or regulation. Optionee agrees not to sell, assign, pledge, or otherwise dispose of any shares without the Company first receiving such an opinion.

7. Transfer. The Option may not be transferred except by will or the laws of descent and distribution and may not be exercised during the lifetime of the Optionee except by the Optionee or the Optionee's guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

8. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal or state securities laws; provided, however, that notwithstanding any

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other provision of this Agreement, the Option shall not be exercisable if the exercise would involve a violation of any such laws.

9. Adjustments. The committee(s) of the Board of Directors of the Company described in Section 16(a) of the Plan may make such adjustments in the number and kind of shares of securities covered by this Agreement as the committee(s) may determine to be equitably required in order to prevent any dilution or expansion of the rights of the Optionee that otherwise would result from any:

     (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company;

     (b) merger, consolidation, spin-off, reorganization, partial or complete liquidation or issuance of rights or warrants to purchase securities of the Company; or

     (c) other corporate transaction or event having an effect similar to any of the foregoing.

10. Fractional Shares. The Company shall not be required to issue any fractional share of Common Stock pursuant to the Option. The Board of Directors may provide for the elimination of fractions or for the settlement of fractions in cash.

11. Withholding Taxes. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with the exercise of the Option, it shall be a condition of the exercise of the Option that Optionee pay to the Company the balance of such tax required to be withheld or make provisions that are satisfactory to the Company for the payment thereof.

12. Communications. All notices, demands and other communications required or permitted hereunder or designated to be given with respect to the rights or interests covered by the Agreement shall be deemed to have been properly given or delivered when delivered personally or sent by certified or registered mail, return receipt requested, U.S. mail or reputable overnight carrier with full postage prepaid and addressed to the parties as follows:

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If to the Company, at:       1101 Pennsylvania Avenue, N.W.
                             Suite 1010
                             Washington, D.C. 20004
                             Attention:  Vice President-
                             Financial Operations

If to the Optionee:          Optionee's address provided by
                             Optionee on the last page hereof

Either the Company or Optionee may change the above designated address by written notice to the other specifying such new address.

13. Interpretation. The interpretation and construction by the Board of Directors of the Agreement shall be final and conclusive. No member of the Board of Directors shall be liable for any such action or determination made in good faith.

14.     Amendment in Writing.  In accordance with its terms (including
Section 17 of the Plan), this Agreement may be amended, but only in writing which specifically references this Section and is signed by each of the parties hereto.

15. Integration. The Option is granted pursuant to the Plan, and this Agreement and the Option are subject to all of the terms and conditions of the Plan, a copy of which is available upon request and incorporated herein by reference. As such, this Agreement embodies the entire agreement and understanding of the parties hereto with respect to the Option, and supersedes any prior understandings or agreements, whether written or oral, with respect to the Option.

16. Severance. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof and the remaining provisions hereof shall continue to be valid and fully enforceable.

17. Governing Law. This agreement is made under, and shall be construed in accordance with, the laws of the District of Columbia.

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18.     Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.






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IN WITNESS WHEREOF, this Agreement is executed by the Company on the day and year first above written.

HARMAN INTERNATIONAL INDUSTRIES,
INCORPORATED

By          _____________________
             Name:

The undersigned Optionee hereby acknowledges receipt of an executed original of this Nonqualified Stock Option Agreement and accepts the Option subject to the applicable terms and conditions of the Plan and the terms and conditions hereinabove set forth.

__________________          Date: __________________
Optionee

OPTIONEE:  Please complete the following information.

Name:	                        _________________________

Home Address:                 _________________________
                              _________________________
                              _________________________

Social Security Number:       _________________________





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